Exhibit 5.1

Our ref	AEO\278609\3712951v2
Direct tel	+852 2971 3081
Email	alice.ooi@maplesandcalder.com

Spreadtrum Communications, Inc.

Spreadtrum Center, Building No. 1

Lane 2288, Zuchongzhi Road

Zhangjiang, Shanghai 201203

Peoples’ Republic of China

5 March 2010

Dear Sirs,

Spreadtrum Communications, Inc. (the “Company”)

We have been asked to render this opinion in our capacity as counsel as to Cayman Islands law to the Company in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities And Exchange Commission, relating to the registration under the Securities Act of 1933, as amended, (the “Act”) of an amount of 5,523,656 ordinary shares of par value US$0.0001 each in the authorised but unissued share capital of the Company (the “Shares”) for issuance pursuant to the Company’s 2007 Equity Incentive Plan (the “Plan”).

We have reviewed the corporate authorisations of the Company in connection with the Plan and the issue of the Shares by the Company and have assumed that the Shares will be issued in accordance with the Plan and the resolutions authorising their issue.

It is our opinion that the Shares to be issued by the Company have been duly and validly authorised, and when issued, sold and paid for in the manner described in the Plan and in accordance with the resolutions adopted by the Board of Directors of the Company (or any committee to whom the Board of Directors have delegated their powers with respect to administration of the Plan) and when appropriate entries have been made in the Register of Members of the Company, will be legally issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Yours faithfully,

/s/ Maples and Calder
Maples and Calder